Exhibot 10.3

SUBSCRIPTION AGREEMENT
WindTamer Corporation,
a New York corporation

WindTamer Corporation
6053 Ely Avenue
Livonia, New York 14487

Gentlemen:

This Subscription Agreement (the “Agreement”) is made by and between WindTamer Corporation, a New York corporation (the “Company”), and the undersigned (the “Subscriber”) in connection with the private placement in a single transaction with the undersigned of shares of the Company’s Common Stock, par value $.0001 per share (“Common Stock”) at a price of $0.60 per share (the “Private Placement”). The offer and sale of the shares of our Common Stock are being made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).
In consideration of any agreement by the Company to accept the Subscriber’s subscription upon the terms and conditions set forth herein, the Subscriber agrees and represents as follows:

1.           Subscription.

(a)           The Subscriber hereby irrevocably subscribes to purchase from the Company at a purchase price of $0.60 per share that number of shares of our Common Stock as shall have been subscribed for by the Subscriber as set forth on the signature page of this Agreement.

(b)           Simultaneously with the execution of this Agreement, the Subscriber is paying and delivering to the Company a check made payable to “WindTamer Corporation” in the amount of the aggregate purchase price due for the purchase of the Common Stock subscribed as set forth on the signature page of this Agreement.  Subscriber further understands the payments made hereunder may be used by the Company as working capital, and for other general corporate purposes.

2.           Effectiveness.  Subscriber agrees that this Agreement shall not be binding on the Company unless and until it is accepted by the Company.  Until accepted, this Agreement constitutes an irrevocable offer to the Company.  Subscriber also understands and agrees that the Company may refuse to accept this Agreement for any reason and this Agreement shall not be accepted until the funds paid by Subscriber herewith clear and are credited to the account of the Company.

3.           Investment Representations.

Subscriber hereby makes the representations and warranties set forth below with the express intention that they be relied upon by the Company in determining the suitability of the Subscriber to purchase Common Stock:

(a)           SUBSCRIBER IS AWARE THAT THE COMMON STOCK IS A SPECULATIVE INVESTMENT INVOLVING A HIGH DEGREE OF RISK AND THE POTENTIAL LOSS OF HIS/HER ENTIRE INVESTMENT.

(b) Subscriber can bear the economic risk of this investment and can afford a complete loss of this investment; and Subscriber (A) has sufficient liquid assets to pay the full purchase price for the shares of our Common Stock; (B) has adequate means of providing for Subscriber’s current needs and possible personal contingencies, and has no present need for liquidity of Subscriber’s investment in the shares of our Common Stock; (C) does not have a commitment to investments which are not readily marketable or transferable which is disproportionate to Subscriber’s net worth; and (D) Subscriber’s investment in shares of our Common Stock will not cause such commitment to become excessive.

(c)           Subscriber has sought and received such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision;

(d) Subscriber has had the opportunity to review publicly available materials filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, including, but not limited to, the Risk Factors related to the Company’s business and an investment in its Common Stock. The Company has made available to Subscriber, a reasonable time prior to the date hereof, the opportunity to ask questions of, and to receive answers from, the Company and its representatives, concerning the terms and conditions of the Private Placement and access to any information, documents, financial statements, records and books (i) relative to the Company, the business, the Private Placement and an investment in the Company, and (ii) necessary to verify the accuracy of any information furnished to Subscriber. Subscriber has been furnished, a reasonable time prior to the sale, a brief description in writing of any material information concerning the offering that has been provided by the Company to any accredited investor, but not previously delivered to Subscriber, if any, and Subscriber has been furnished with a copy of any such material as requested by him a reasonable time prior to the sale.

(e) Subscriber understands that the Common Stock has not been registered under the Securities Act or pursuant to the provisions of the securities or other laws of any applicable jurisdictions, in reliance upon certain exemptions contained in the Securities Act and Regulation D promulgated thereunder and in the laws of such jurisdictions. Subscriber is fully aware that Subscriber’s purchase of the shares of our Common Stock is to be accepted by the Company in reliance upon such exemptions based upon Subscriber’s representations, warranties and agreements contained herein. The Subscriber further understands and agrees that the Company will not honor any attempt by the Subscriber to sell, pledge, transfer or otherwise dispose of any shares of Common Stock in the absence of an effective registration statement for such shares of

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Common Stock, or an opinion of counsel satisfactory to the Company that an exemption from any applicable registration requirements is available. The Subscriber further understands that the Company is under no obligation to register the shares of Common Stock or make an exemption from registration available and that the Company has not represented that it will make any attempt to so register the shares of Common Stock to make such an exemption thereto available. Subscriber is fully aware of the restrictions on sale, transferability, and assignment of the Company’s securities for an indefinite period of time.

(f) Subscriber knows of no public solicitation or advertisement of any offer in connection with the proposed issuance and sale of the securities hereunder. Subscriber is not purchasing the Common Stock as a result of any advertisement, article, notice or other communication regarding the Company or the Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or the Internet or presented at any seminar or through any other general solicitation or general advertisement and acknowledges that the Subscriber had a preexisting business or personal relationship with an officer or director or service provider of the Company.

(g) Subscriber understands that there is presently no market for the Company’s securities and no assurance that any such market will develop.
(h) Subscriber is an accredited investor as defined under the Securities Act and the rules of the SEC promulgated thereunder. Subscriber has delivered herewith a Representation of Accredited Investor (attached as Exhibit A hereto) and the Subscriber represents that the information contained in such Representation is true and accurate as of the date hereof. The Subscriber agrees to advise the Company if any of the information contained in the Representation materially changes prior to acceptance of this subscription.
(i) Subscriber’s execution and delivery of this Agreement has been duly authorized by all necessary action. Subscriber agrees not to transfer or assign this Agreement or any of Subscriber’s interest herein. Subscriber is acquiring the shares of our Common Stock for Subscriber’s own account and not as a fiduciary or nominee for any other person and for investment purposes only and not with a view to or for the transfer, assignment, resale, or distribution thereof, in whole or in part. Subscriber has no present plans to enter into any such contract, undertaking, agreement, or arrangement. Subscriber understands the meaning and legal consequences of the foregoing representations and warranties. Subscriber is not an “underwriter” of any of the Company’s securities, as that term is defined in Section 2(11) of the Securities Act, and Subscriber will not take or cause to be taken any action that would cause Subscriber to be deemed an “underwriter” of the securities.
(j) Subscriber has the full power and authority to execute, deliver and perform this Agreement. This Agreement, when executed and delivered by Subscriber, will constitute a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms.

(k) Subscriber acknowledges that, except as expressly set forth in this Agreement, neither the Company, nor any other Person acting on the Company’s behalf has made any other representations and warranties of any kind or nature whatsoever to the Subscriber in

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connection with the sale of the Common Stock hereunder, including without limitation, any representation or warranty regarding the Company, its business, financial statements, results of operations, financial condition or future prospects.

(l) Subscriber (a) is executing, delivering and performing this Agreement and is proceeding with the transactions contemplated hereby on the basis that the Company may be in possession of material, non-public information concerning the Company (“Non-Public Company Information”) that is not or may not be known to the Subscriber and that the Company has not disclosed to the Subscriber and that such Non-Public Company Information may be material to an investor, such as Subscriber, when making an investment decision, including the decision to enter in this Agreement and purchase the Common Stock; (b) is consummating the transactions contemplated hereby with full recognition and acknowledgment that the Company may be privy to the Non-Public Company Information, and (c) is voluntarily entering into this transaction without the benefit of the Non-Public Company Information.

(m) The foregoing representations and warranties are true and correct as of the date of Subscriber’s purchase of the shares of our Common Stock subscribed for herein, and each such representation and warranty shall survive such purchase. Subscriber agrees to notify the Company immediately as soon as any such representation or warranty is no longer true and correct.

4. Legends. Each certificate representing the Common Stock which may be issued by the Company shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SIMILAR STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

5. Indemnification. Subscriber hereby agrees to indemnify and hold harmless the Company and its affiliated persons and entities (other than Subscriber) from any and all damages, losses, costs, and expenses (including reasonable attorneys’ fees) which it may incur by reason of Subscriber’s failure to fulfill any of the terms and conditions of this purchase or by reason of any misrepresentation or breach of any of the warranties contained herein. In this regard, Subscriber agrees to hold the Company and its controlling persons harmless from all expenses, liabilities, and damages deriving from an assignment or disposition of any shares of our Common Stock subscribed for and/or purchased hereby in a manner which violates the Securities Act, or of any applicable state securities law or which may be suffered by the indemnified person by reason of any misrepresentation or breach of any warranty or agreement by Subscriber set forth herein.

6. Securities Laws. Subscriber understands that this Private Placement has not been reviewed by the U.S. Securities and Exchange Commission or the securities commissioner or

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Attorney General of any state due to the exempted nature of this Private Placement. Subscriber understands that any Private Placement literature used in conjunction with this Private Placement has not been reviewed by the U.S. Securities and Exchange Commission or the Attorney General or securities commissioner of any state and therefore has not been approved by the U.S. Securities and Exchange Commission or any state securities commissioner.

7. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt by the other party or, if earlier, (a) five (5) days after deposit with the United States Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the parties at the following addresses and/or facsimile numbers (or at such other address or number for a party as shall be specified by like notice):

(a) If to the Company, to the address first set forth in the beginning of this Agreement;

(b) If to Subscriber, to the address set forth on the signature page of this Agreement for Subscriber.

8. Governing Law. This Agreement shall be governed in all respects, including, without limitation, validity, interpretation and effect, by the internal laws of the State of New York as applied to contracts entered into and entirely performed within such state.

9. Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

10. Entire Agreement. This Agreement, and the exhibits attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, are intended to be limited to the expressly provided provisions hereof, and supersede any prior agreements, representations or understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, including, but not limited to, any prior Subscription Agreement which may have been executed in favor of the Company by the Subscriber.

11. Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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12. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

13. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

The undersigned hereby subscribes for the number of shares of Common Stock as indicated below.

Number of shares of Common Stock subscribed: 125,000_ shares X $0.60 per share = $75,000.00 payment.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 14th day of November, 2009.

Signature:	/s/ William A. Schmitz
Name (Print):	William A. Schmitz
Address:

SSN or EIN:

Title of Authorized Signatory if Subscriber is a corporation, partnership or other entity

Subscription for 125,000 shares of Common Stock accepted this 14th day of November, 2009.

WindTamer Corporation

By:	/s/ Gerald E. Brock
Name:	Gerald E. Brock
Title:	Chief Executive Officer

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EXHIBIT A

REPRESENTATION OF ACCREDITED INVESTOR

In connection with the proposed offering by WindTamer Corporation, a New York corporation (the “Company”), of shares of the common stock, par value $.0001 per share, of the Company (the “Common Stock”) in a transaction intended to qualify as a private placement of securities exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, I, the undersigned, furnish the following representations and information:

1. I am an Accredited Investor (as that term is defined in Attachment 1 hereto), as evidenced by my satisfying at least one of the following standards (initial the one that applies):

__X__	(a)
I am an individual and had Income in excess of $200,000 in 2007 and 2008 or joint Income with my spouse in excess of $300,000 in 2007 and 2008 and reasonably expect to have Income in excess of this level in 2009. For purposes of this Representation, “Income” shall mean salary and bonus income, taxable income (gross receipts less cost of goods or services and expenses) in the case of sale of proprietorships, distributable income from trusts and partnerships, interest and dividend income (excluding unrealized gains) and vested contributions made on behalf of an individual; or

_____	(b)	I am an individual and my net worth (i.e., excess of total assets over total liabilities), either individually or together with my spouse, is at least $1,000,000; or

_____	(c)	I am a corporation or partnership, not formed for the purpose of acquiring the shares, with total assets in excess of $5,000,000; or

_____	(d)
I am an entity in which all of the equity owners meet the standards set forth in any of the immediately preceding subparagraphs. (If this standard is initialed, then each such equity owner must complete and return a copy of this Representation); or

_____	(e)	Other (specify by reference to Attachment 1):

IN WITNESS WHEREOF, I have executed this Representation of Investor this 14th day of November, 2009, and declare that it is truthful and correct.

/s/ William A. Schmitz
Signature of Prospective Purchaser	Signature of Prospective Co-Purchaser

William A. Schmitz
PRINT Purchaser Name	PRINT Co-Purchaser Name

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ATTACHMENT 1 - Definition of Accredited Investor

Accredited investor.  Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $ 5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $ 5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $ 5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $ 200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $ 5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in 17 C.F.R. § 230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

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